                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 29, 2002


                           APPLE HOSPITALITY TWO, INC.
             (Exact name of registrant as specified in its charter)

           Virginia                 333-53984               54-2010305
 (State or other jurisdiction      (Commission           (I.R.S. Employer
       of incorporation)           File Number)        Identification Number)


  10 South Third Street, Richmond, VA                        23219
(Address of principal executive offices)                   (Zip Code)

                                 (804) 344-8121
              (Registrant's telephone number, including area code)


Item 7.  Financial Statements and Exhibits

     Apple Hospitality Two, Inc. (which is referred to below as the "Company" or as "we," "us" or "our") is filing this report to amend Item 7 of its Current Report on Form 8-K originally filed on April 15, 2002.


a.  Financial Statements of Businesses Acquired (Previously reported in Current Report on Form 8-K filed on
    April 15, 2002 and restated herein without change in accordance with SEC Rule 12b-15)

                                    Marriott Residence Inn Limited Partnership

         Report of Independent Public Accountants .....................................................   3

         Balance Sheets as of December 31, 2001 and 2000 ..............................................   4

         Statements of Operations for the Fiscal Years Ended
         December 31, 2001, 2000 and 1999 .............................................................   5

         Statements of Changes in Partners' Capital for the Fiscal Years Ended
         December 31, 2001, 2000 and 1999 .............................................................   6

         Statements of Cash Flows for the Fiscal Years Ended
         December 31, 2001, 2000 and 1999 .............................................................   7

         Notes to Financial Statements ................................................................   8


b. Pro Forma Financial Information (Filed herewith)

                                            Apple Hospitality Two, Inc.

         Pro Forma Condensed Consolidated Balance Sheet
         As of December 31, 2001 (unaudited)...........................................................  14

         Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)...........................  14

         Pro Forma Condensed Consolidated Statements of Operations
         For the Year Ended December 31, 2001 (unaudited)..............................................  15

         Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited)................  16

                    Report of Independent Public Accountants

TO THE PARTNERS OF MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP:

We have audited the accompanying balance sheets of Marriott Residence Inn Limited Partnership (a Delaware limited partnership) as of December 31, 2001 and 2000, and the related statements of operations, changes in partners' capital and cash flows for each of the three fiscal years in the period ended December 31, 2001. These financial statements are the responsibility of the general partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marriott Residence Inn Limited Partnership as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three fiscal years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

                                                         /s/ ARTHUR ANDERSEN LLP


Vienna, Virginia
April 1, 2002

                                 Balance Sheets
                   Marriott Residence Inn Limited Partnership
                           December 31, 2001 and 2000
                                 (in thousands)

                                                                                        2001            2000
                                                                                   -------------  --------------
                                     ASSETS

Property and equipment, net ....................................................   $     134,121  $      137,497
Due from Residence Inn by Marriott, Inc.........................................           2,142           2,160
Property improvement fund ......................................................           4,249           2,889
Deferred financing costs, net of accumulated amortization ......................             363             835
Cash and cash equivalents ......................................................          16,238          10,755
                                                                                   -------------  --------------

                                                                                   $     157,113  $      154,136
                                                                                   =============  ==============

                     LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
  Mortgage debt ...............................................................    $      92,596  $       98,213
  Incentive management fees due to Residence Inn by Marriott, Inc ..............           6,713           3,626
  Accounts payable and accrued expenses ........................................             379             277
                                                                                   -------------  --------------

        Total Liabilities ......................................................          99,688         102,116
                                                                                   -------------  --------------

PARTNERS' CAPITAL
  General Partner
    Capital contribution .......................................................             663             663
    Capital distributions ......................................................            (436)           (436)
    Cumulative net income ......................................................             424             370
                                                                                   -------------  --------------

                                                                                             651             597
                                                                                   -------------  --------------
  Limited Partners
    Capital contribution .......................................................          58,050          58,050
    Capital distributions ......................................................         (43,233)        (43,233)
    Cumulative net income ......................................................          41,957          36,606
                                                                                   -------------  --------------

                                                                                          56,774          51,423
                                                                                   -------------  --------------

        Total Partners' Capital ................................................          57,425          52,020
                                                                                   -------------  --------------

                                                                                   $     157,113  $      154,136
                                                                                   =============  ==============

   The accompanying notes are an integral part of these financial statements.

                            Statements of Operations
                   Marriott Residence Inn Limited Partnership
           For the Fiscal Years Ended December 31, 2001, 2000 and 1999
                     (in thousands, except per Unit amounts)


                                                                        2001            2000           1999
                                                                    -----------    -----------     -----------
REVENUES
   Suites ......................................................... $    61,423    $    66,044     $    63,112
   Other operating departments ....................................       2,621          3,154           3,086
                                                                    -----------    -----------     -----------
      Total revenues ..............................................      64,044         69,198          66,198
                                                                    -----------    -----------     -----------

OPERATING COSTS AND EXPENSES
   Suites .........................................................      13,084         14,529          14,078
   Other department costs and expenses ............................       1,455          1,790           2,889
   Selling, administrative and other ..............................      16,668         17,362          15,290
   Depreciation ...................................................       6,479          6,362           6,952
   Incentive management fee .......................................       3,375          4,892           3,521
   Residence Inn system fee .......................................       2,457          2,642           2,524
   Property taxes .................................................       2,460          2,460           2,230
   Base management fee ............................................       1,281          1,384           1,324
   Equipment rent and other .......................................       1,892          1,128             913
                                                                    -----------    -----------     -----------

                                                                         49,151         52,549          49,721
                                                                    -----------    -----------     -----------

OPERATING PROFIT ..................................................      14,893         16,649          16,477
   Interest expense ...............................................     (10,152)       (10,700)        (11,315)
   Interest income ................................................         664            690             304
                                                                    -----------    -----------     -----------

INCOME BEFORE EXTRAORDINARY ITEMS .................................       5,405          6,639           5,466
   Extraordinary gain on the forgiveness of deferred incentive
      management fees .............................................          --         29,781              --
                                                                    -----------    -----------     -----------

NET INCOME ........................................................ $     5,405    $    36,420     $     5,466
                                                                    ===========    ===========     ===========

ALLOCATION OF NET INCOME
   General Partner ................................................ $        54    $       364     $        55
   Limited Partners ...............................................       5,351         36,056           5,411
                                                                    -----------    -----------     -----------

                                                                    $     5,405    $    36,420     $     5,466
                                                                    ===========    ===========     ===========

NET INCOME PER LIMITED PARTNER UNIT (65,600 Units) ................ $        82    $       550     $        83
                                                                    ===========    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                   Statements of Changes in Partners' Capital
                   Marriott Residence Inn Limited Partnership
           For the Fiscal Years Ended December 31, 2001, 2000 and 1999
                                 (in thousands)


                                             General        Limited
                                             Partner        Partners        Total
                                           -----------    -----------    -----------
Balance, December 31, 1998 ..............  $       178    $     9,956    $    10,134

     Net income .........................           55          5,411          5,466
                                           -----------    -----------    -----------

Balance, December 31, 1999 ..............          233         15,367         15,600

     Net income .........................          364         36,056         36,420
                                           -----------    -----------    -----------

Balance, December 31, 2000 ..............          597         51,423         52,020

     Net income .........................           54          5,351          5,405
                                           -----------    -----------    -----------

Balance, December 31, 2001 ..............  $       651    $    56,774    $    57,425
                                           ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                            Statements of Cash Flows
                   Marriott Residence Inn Limited Partnership
           For the Fiscal Years Ended December 31, 2001, 2000 and 1999
                                 (in thousands)


                                                                             2001           2000           1999
                                                                         -----------    -----------     -----------
OPERATING ACTIVITIES
   Net income .........................................................  $     5,405    $    36,420     $     5,466
   Extraordinary gain on the forgiveness of deferred incentive
     management fees ..................................................           --        (29,781)             --
   Depreciation .......................................................        6,479          6,362           6,952
   Deferral of incentive management fees due to
     Residence Inn by Marriott, Inc. ..................................        3,087          3,626           2,752
   Amortization of deferred financing costs as interest ...............          472            472             472
   Loss on dispositions of property and equipment .....................            1              8              14
   Changes in operating accounts:
     Due from Residence Inn by Marriott, Inc. .........................           18           (176)             57
     Accounts payable and accrued expenses ............................          102            (35)           (794)
                                                                         -----------    -----------     -----------

           Cash provided by operating activities ......................       15,564         16,896          14,919
                                                                         -----------    -----------     -----------

INVESTING ACTIVITIES
   Additions to property and equipment ................................       (3,104)        (5,075)         (5,475)
   Change in property improvement fund ................................       (1,360)        (2,022)           (644)
                                                                         -----------    -----------     -----------

           Cash used in investing activities ..........................       (4,464)        (7,097)         (6,119)
                                                                         -----------    -----------     -----------

FINANCING ACTIVITIES
   Principal payments on mortgage debt ................................       (5,617)        (5,069)         (6,802)
                                                                         -----------    -----------     -----------

           Cash used in financing activities ..........................       (5,617)        (5,069)         (6,802)
                                                                         -----------    -----------     -----------

INCREASE IN CASH AND CASH EQUIVALENTS .................................        5,483          4,730           1,998

CASH AND CASH EQUIVALENTS at beginning of year ........................       10,755          6,025           4,027
                                                                         -----------    -----------     -----------

CASH AND CASH EQUIVALENTS at end of year ..............................  $    16,238    $    10,755     $     6,025
                                                                         ===========    ===========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
           Cash paid for mortgage interest ............................  $     9,680    $    10,228     $    11,770
                                                                         ===========    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

NOTE 1.  THE PARTNERSHIP

Description of the Partnership

Marriott Residence Inn Limited Partnership, a Delaware limited partnership, was formed on March 29, 1988 to acquire, own and operate 15 Residence Inn by Marriott hotels and the land on which the Inns are located. The Inns are located in seven states in the United States: four in Ohio, three in California, three in Georgia, two in Missouri and one in each of Illinois, Colorado and Michigan, and as of December 31, 2001, have a total of 2,130 suites. The Inns are managed by Residence Inn by Marriott, Inc. (the "Manager"), a wholly-owned subsidiary of Marriott International, Inc. ("Marriott International"), as part of the Residence Inn by Marriott hotel system.

The partnership was formed through a public offering of 65,600 limited partnership units in 1988. The sole general partner, with a 1% interest, is RIBM One LLC (the "General Partner"), a Delaware single member limited liability company, which is owned directly and indirectly by Host Marriott, L.P. ("Host LP") as of December 31, 2001. See Note 8 Subsequent Events for other changes in ownership.

Partnership Allocations and Distributions

Net profits for Federal income tax purposes are generally allocated to the partners in proportion to the distributions of cash available for distribution. The partnership generally distributes cash available for distribution as follows: (i) first, 99% to the limited partners and 1% to the general partner, until the partners have received, with respect to such year, an amount equal to 10% of their Net Capital Investment, defined as the excess of original capital contributions over cumulative distributions of net refinancing and sales proceeds ("Capital Receipts"); (ii) second, remaining cash available for distribution will be distributed as follows, depending on the amount of Capital Receipts previously distributed:

(a) 99% to the limited partners and 1% to the general partner, if the partners have received aggregate cumulative distributions of Capital Receipts of less than 50% of their original capital contributions; or

(b) 85% to the limited partners and 15% to the general partner, if the partners have received aggregate cumulative distributions of Capital Receipts equal to or greater than 50% but less than 100% of their original capital contributions; or

(c) 70% to the limited partners and 30% to the general partner, if the partners have received aggregate cumulative distributions of Capital Receipts equal to 100% or more of their original capital contributions.

Losses and net losses are allocated 99% to the limited partners and 1% to the general partner.

Capital Receipts not retained by the partnership will generally be distributed
(i) first, 99% to the limited partners and 1% to the general partner until the partners have received cumulative distributions from all sources equal to a cumulative simple return of 12% per annum on their Net Capital Investment, as defined, and an amount equal to their contributed capital, payable only from Capital Receipts; (ii) next, if the Capital Receipts are from a sale, 100% to the general partner until it has received 2% of the gross proceeds from the sale; and (iii) thereafter, 70% to the limited partners and 30% to the general partner.

Gains will generally be allocated (i) first, to those partners whose capital accounts have negative balances until such negative balances are brought to zero; (ii) second, to all partners in amounts necessary to bring each of their respective capital account balances equal to their Invested Capital, as defined, plus a 12% return on such Invested Capital; (iii) next, to the general partner in an amount necessary to bring the general partner's capital account balance to an amount which is equal to 2% of the gross proceeds from the sale; and (iv) thereafter, 70% to the limited partners and 30% to the general partner.

Proceeds from the sale of substantially all of the assets of the partnership will be distributed to the partners in accordance with their capital account balances as adjusted to take into account the gain or loss resulting from such sale.

For financial reporting purposes, profits and losses are allocated among the partners based upon their stated interests in cash available for distribution.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The partnership's records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

          Land improvements                     40 years
          Buildings and improvements            40 years
          Furniture and equipment          3 to 10 years

All property and equipment is pledged as security for the mortgage debt.

The partnership assesses impairment of its real estate properties based on whether estimated undiscounted future cash flows from such properties on an individual property basis will be less than the net book value of the property. If a property is impaired, its basis is adjusted to fair market value. There were no such adjustments required at December 31, 2001 or 2000.

Income Taxes

Provision for Federal and state income taxes has not been made in the accompanying financial statements since the partnership does not pay income taxes but rather allocates its profits and losses to the partners. Significant differences exist between the net income or loss for financial reporting purposes and the net income or loss reported in the partnership's tax return. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods and shorter depreciable lives of the assets and differences in the timing of the recognition of base and incentive management fees. As a result of these differences, the partnership's net assets reported in the accompanying financial statements is less than the tax basis of such net assets by $409,000 as of December 31, 2001. As of December 31, 2000, the tax basis of net assets was less than the net assets reported in the accompanying financial statements by $3,675,000.

Deferred Financing Costs

Deferred financing costs represent the costs incurred in connection with the mortgage debt refinancing and are amortized using the straight-line method over the term of the loan. At December 31, 2001 and 2000, deferred financing costs, net of accumulated amortization, totaled $363,000 and $835,000, respectively. Amortization of deferred financing costs totaled $472,000 in both 2001 and 2000.

Cash and Cash Equivalents

The partnership considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

Reclassifications

Certain reclassifications were made to the prior year financial statements to conform to the 2001 presentation.

Application of New Accounting Standards

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets SFAS No. 121" to determine when a long-lived asset should be classified as held for sale, among other things. Those criteria specify that the asset must be available for immediate sale in its present condition, subject only to terms that are usual and customary for sales of such assets, and the sale of the asset must be probable, and its transfer expected to qualify for recognition as a completed sale, within one year. This Statement is effective for fiscal years beginning after December 15, 2001. The Partnership does not believe implementation of the standard will have a material effect on the Partnership.

NOTE 3.  LITIGATION SETTLEMENT

In September 2000, the general partner, Marriott International, Inc., and related defendants closed on the settlement of a lawsuit filed by limited partners from seven limited partnerships, including the partnership's limited partners ("Litigation Settlement"). In accordance with the terms of the settlement, the defendants made cash payments of approximately $152 per unit to the limited partners, in exchange for dismissal of the litigation and a complete release of all claims. In addition to these cash payments, the Manager agreed to forgive $29.8 million of deferred incentive management fees payable by the partnership, which is reflected as an extraordinary gain in the statement of operations for the year ended December 31, 2000.

NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31 (in thousands):

                                                                           2001              2000
                                                                       -------------    -------------
                  Land and improvements ............................   $      46,441    $      46,441
                  Buildings and improvements .......................         126,717          123,898
                  Furniture and equipment ..........................          31,119           29,429
                  Construction in progress .........................             800            2,273
                                                                       -------------    -------------
                                                                             205,077          202,041
                  Less accumulated depreciation ....................         (70,956)         (64,544)
                                                                       -------------    -------------
                                                                       $     134,121    $     137,497
                                                                       =============    =============

NOTE 5.  ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of financial instruments are shown below (in thousands). The fair value of financial instruments not included in this table are estimated to be equal to their carrying amounts.

                                                        As of December 31, 2001          As of December 31, 2000
                                                     -----------------------------    -----------------------------
                                                                      Estimated                        Estimated
                                                        Carrying         Fair            Carrying         Fair
                                                         Amount          Value            Amount          Value
                                                     -------------   -------------    -------------  --------------
Senior mortgage debt .............................   $      71,593   $      70,997    $      75,731  $       76,796
Second mortgage debt .............................   $      21,003   $      21,772    $      22,482  $       25,080

The estimated fair values of debt obligations are based on the expected future debt service payments discounted at risk adjusted rates.

NOTE 6.  MORTGAGE DEBT

The partnership's mortgage debt is comprised of a $100 million note (the "Senior Mortgage") which bears interest at a fixed rate of 8.6% and a $30 million note (the "Second Mortgage") which bears interest at a fixed rate of 15.25% for a blended interest rate of 10.13%. Both the Senior Mortgage and Second Mortgage require monthly payments of principal and interest and mature on September 30, 2002. During 2001 and 2000, the partnership made principal payments of $4.1 million and $3.8 million on the Senior Mortgage and $1.5 million and $1.3 million on the Second Mortgage, respectively. At December 31, 2001, the outstanding principal balance of the Senior Mortgage was $71.6 million and the outstanding principal balance of the Second Mortgage was $21.0 million. At December 31, 2000, the outstanding principal balance of the Senior Mortgage was $75.7 million and the outstanding principal balance of the Second Mortgage was $22.5 million.

The mortgage debt is expected to be refinanced at maturity by the partnership.

Both the Senior Mortgage and the Second Mortgage are secured by the Inns, the land on which they are located, a security interest in all personal property associated with the Inns including furniture and equipment, inventory, contracts and other general intangibles and an assignment of the partnership's rights under the management agreement.

NOTE 7.  MANAGEMENT AGREEMENT

The Manager operates the Inns pursuant to a long-term management agreement with an initial term expiring December 28, 2007. The Manager has the option to extend the agreement on one or more of the Inns for up to five 10-year terms. The partnership may terminate the management agreement if, during any three consecutive years after 1992, specified minimum operating results are not achieved. However, the Manager may prevent termination by paying to the partnership the amount by which the minimum operating results were not achieved. The Manager earns a base management fee equal to 2% of gross sales. Base management fees are paid currently.

In addition, the Manager is entitled to an incentive management fee equal to 15% of operating profit, as defined (20% in any year in which operating profit is equal to or greater than $23.5 million). In 2001 and 1999, incentive management fees were calculated as 15% of operating profit. However, in 2000, incentive management fees were calculated as 20% of operating profit. The incentive management fee is payable out of 50% of cash flow from operations remaining after payments of qualifying debt service, retention by the partnership of annual cash flow from operations of $6,626,263 and the deferred base management fee. If the partnership retains an additional 5% return, the incentive management fee is payable out of 75% of the remaining cash flow from operations. Incentive management fees earned are payable in the future from operating cash flow, as defined. Unpaid incentive management fees are paid from cash flow available for incentive management fees following payment of the then current incentive management fees. For the years ended December 31, 2001, 2000, and 1999, $3.4 million, $4.9 million and $3.5 million, respectively, in incentive management fees were earned, of which $0.3 million, $1.3 million and $.8 million, respectively, were paid. As of December 31, 2001 and 2000, deferred incentive management fees were $6.7 million and $3.6 million, respectively. In connection with the Litigation Settlement, the Manager waived $29.8 million of deferred incentive management fees, which was recognized as an extraordinary gain during 2000.

The management agreement also provides for annual payments of the Residence Inn system fee equal to 4% of gross suite sales from the Inns. In addition, the Manager is reimbursed for each inn's pro rata share of the actual costs and expenses incurred by the Manager in providing certain chain services on a central or regional basis to all hotels operated by the Manager. As franchiser of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional, and public relations materials and programs, and operating a toll-free reservation system. Each inn contributes 2.5% of suite sales to the marketing fund. For the years ended December 31, 2001, 2000 and 1999, respectively, the partnership paid a Residence Inn system fee of $2.5 million, $2.6 million and $2.5 million, reimbursed the Manager $1.2 million, $1.3 million and $1.3 million for chain services, and contributed $1.5 million, $1.7 million and $1.6 million to the marketing fund.

In addition, the Inns participate in Marriott International's Marriott's Rewards Program ("MRP"). The costs of this program are based upon the MRP sales at each hotel. MRP costs were $221,000, $283,000 and $224,000 in 2001, 2000, and 1999,
respectively. Chain services, contributions to the marketing fund and MRP costs are included in selling, administrative and other expenses in the accompanying statement of operations.

The partnership is required to provide the Manager with working capital to meet the operating needs of the Inns. The Manager converts cash advanced by the partnership into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables that are maintained and controlled by the Manager. Upon termination of the management agreement, the working capital will be returned to the partnership. The individual components of working capital controlled by the Manager are not reflected in the partnership's balance sheet. As of December 31, 2001 and 2000, $775,000 has been advanced to the Manager for working capital and is included in Due from Residence Inn by Marriott, Inc. on the accompanying balance sheets.

The management agreement provides for the establishment of a property improvement fund to provide for the replacement of furniture, fixtures and equipment ("FF&E") at the Inns. Total contributions during 2001, 2000 and 1999 were $3.5 million, $5.0 million and $5.1 million, respectively. Based on capital budgets, it was determined that the property improvement fund was insufficient beginning in 1998, primarily due to the need to complete total suite refurbishments at the majority of the Inns in the next several years. To reduce this shortfall, the partnership increased the contribution rate to the property improvement fund beginning in 1999 to 5.5% of gross Inn revenues. In 2000 and 1999, the contributions include additional cash contributions provided by the partnership of $1,200,000 and $1,450,000, respectively.

NOTE 8.  SUBSEQUENT EVENTS

Pursuant to an Agreement and Plan of Merger dated as of November 28, 2001, the general partner of the partnership and others agreed upon a merger between the partnership and a subsidiary of Apple Hospitality Two, Inc. that would, in essence, effect Apple Hospitality Two Inc.'s acquisition, through subsidiaries, of the partnership. There were a number of conditions to the transaction, including approval by the holders of a majority of the limited partnership interests of the partnership. All conditions were met, and the transaction closed on March 29, 2002. The partnership is now a wholly-owned, indirect subsidiary of Apple Hospitality Two, Inc.

Apple Hospitality Two, Inc.
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2001
(unaudited)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Hospitality Two, Inc. (the "Company") is presented as if the purchase of Marriott Residence Inn Limited Partnership (the "Partnership") from Host Marriott Corportation ("Host") containing 15 Residence Inn(R) by Marriott(R) hotels, for $133.4 million had occurred on December 31, 2001.

Marriott will continue to manage the hotels under the agreements not materially different from historical contractual arrangements. Such information is based in part upon the consolidated balance sheet of the Company, and the historical balance sheet of the Partnership. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of December 31, 2001 nor does it purport to represent the future financial position of the Company.

                                                                   Historical
                                                      Company       Marriott                         Residence
                                                    Historical    Residence Inn     Acquisition         Inn
                                                      Balance        Limited          Closing       Acquisition           Total
                                                       Sheet       Partnership    Adjustments (A)   Adjustments         Pro forma
                                                   --------------------------------------------------------------------------------
ASSETS

Investment in hotel properties                     $ 121,078,235  $ 134,121,000           --      $  (5,913,328) (C)  $ 249,285,907
Cash and cash equivalents                             15,468,841     16,238,000    (11,009,000)            --            20,697,841
Deposit for acquisition                               35,000,000           --             --        (35,000,000) (B)           --
FF&E reserve                                           2,254,674      4,249,000           --               --             6,503,674
Due from Residence Inn by Marriott, Inc.                 860,229      2,142,000     (2,142,000)            --               860,229
Deferred financing costs, net of accumulated
    depreciation                                            --          363,000           --           (363,000) (D)           --
Other assets                                           3,719,308           --             --               --             3,719,308
                                                   --------------------------------------------------------------------------------
Total Assets                                       $ 178,381,287  $ 157,113,000  $ (13,151,000)   $ (41,276,328)      $ 281,066,959
                                                   ================================================================================
LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities
Mortgage notes payable                             $  52,874,346  $  92,596,000       (994,000)            --         $ 144,476,346
Accounts payable - affiliate                             261,330           --             --               --               261,330
Accounts payable and accrued expenses                    934,198        379,000           --          1,621,000  (B)      2,934,198
Capital lease obligations                                276,135           --             --               --               276,135
Interest payable                                         367,888           --             --               --               367,888
Distributions payable                                  3,001,721           --             --               --             3,001,721
Deferred incentive management fees                       204,698      6,713,000           --      $  (6,713,000) (E)        204,698
                                                   --------------------------------------------------------------------------------
Total Liabilities                                     57,920,316     99,688,000       (994,000)      (5,092,000)        151,522,316

Shareholders' equity/Partners' Capital
Partnership capital                                         --       57,425,000    (12,157,000)     (45,268,000) (F)           --
Common stock, no par value, authorized 200,000,000
   shares; issued and outstanding 13,907,733 shares  122,889,057           --             --          9,083,672  (G)    131,972,729
Series B preferred convertible stock, no par value
    authorized 240,000 shares; issued and
    outstanding 240,000 shares                            24,000           --             --               --                24,000
Net income  greater than distributions                (2,452,086)          --             --               --            (2,452,086)
                                                   --------------------------------------------------------------------------------
Total Shareholders' Equity                           120,460,971     57,425,000    (12,157,000)     (36,184,328)        129,544,643
                                                   --------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity         $ 178,381,287  $ 157,113,000  $ (13,151,000)   $ (41,276,328)      $ 281,066,959
                                                   ================================================================================

Notes to Pro Forma Condensed  Consolidated Balance Sheet (unaudited)

(A) Represents the reduction of balances retained by the prior owner of the Partnership. In accordance with the Purchase Agreement, the prior owner will retain a portion of its cash, its receivables from Marriott. The $994,000 represents payments by the prior owner on the mortgage notes assumed at closing.

(B) Total purchase price consists of the following:

     Purchase price per contract                    $133,352,600
     Liability assumed                                   379,000
                                                    -------------
          Sub-total                                  133,731,600
     Acquisition fee payable to ASRG                   2,667,052
     Cash assumed                                     (5,229,774)
     Additional closing costs                          1,621,000
                                                    ------------
          Total purchase price                      $132,789,878
                                                    ============


The purchase price was satisfied by the following:
     Cash:
          -paid as a deposit in 2001                 $35,000,000
          -on hand                                     6,187,878
                                                    ------------
                                                      41,187,878

     Assumption of mortgage notes                     91,602,000
                                                    ------------
                                                    $132,789,878
                                                    ============

(C) Allocation of purchase price (see Note B above) to assets acquired at fair value are as follows:

     Purchase price (See Note B)                    $132,789,878
     Less:
          Restricted cash - FF&E reserves              4,249,000
          Prepaids and other assets                      333,206
                                                    ------------
     Amount allocated to investment in hotel
        properties                                   128,207,672
     Net book value of investment in hotel
        properties                                   134,121,000
                                                    ------------
     Net increase in book value of investment in
        hotels                                      $ (5,913,328)
                                                    ============

(D) Represents elimination of historical deferred financing costs associated with prior owner.

(E) Represents elimination of deferred incentive management fees associated with prior owner, not assumed by the Company.

(F) Represents elimination of partnership equity associated with the prior owner.

(G) Represents additional capital raised in 2002 necessary to fund the cash portion of the acquisition.

Apple Hospitality Two, Inc.
Pro Forma Condensed Consolidated Statements of Operations (unaudited) For the year ended December 31, 2001

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Hospitality Two, Inc. (the "Company") are presented as if the purchase of Marriott Residence Inn Limited Partnership (the "Partnership"), containing 15 Residence Inn(R) by Marriott(R) hotels, from Host Mariott Corporation ("Host") for approximately $133 million had occurred on January 1, 2001.

In addition, the unaudited Pro Forma Condensed Consolidated Statements of Operations include the purchase of 10 Residence Inn (R) by Marriott (R) hotels from Crestline Capital Corporation in September 2001, for an aggregate purchase price of $123.5 million, as if the transaction had occurred on January 1, 2001. The results of operations subsequent to our purchase are included in the historical statement of operations of the Company.

These unaudited Pro Forma Statements of Operations also assume all of the hotels had been leased to Apple Hospitality Management, Inc., our wholly owned taxable REIT subsidiary pursuant to master hotel lease agreements. Marriott will continue to manage the hotels under agreements not materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, and the historical Statements of Operations of the Marriott Residence Inn Limited Partnership and Residence Inn III LLC. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 2001, nor does it purport to represent the results of operations for future periods.

For the year ended December 31, 2001 (unaudited)

                                                                                                Pro Forma Before
                                                  Company                                          Acquisition       Historical
                                                Historical                                         of Marriott        Marriott
                                               Statement of       Historical                      Residence Inn     Residence Inn
                                                Operations        Residence        Pro Forma         Limited           Limited
                                             (May 1 - Dec. 31) Inn III LLC (A)    Adjustments      Partnership     Partnership (A)
                                             --------------------------------------------------------------------------------------
Revenue:
   Suite revenue                               $  10,022,272   $  27,564,918   $        --        $  37,587,190   $  61,423,000
   Other operating revenue                           414,493            --              --              414,493       2,621,000
   Interest income                                 2,005,006            --        (1,827,669) (B)       177,337         664,000
                                             --------------------------------------------------------------------------------------
Total revenue                                     12,441,771      27,564,918      (1,827,669)        38,179,020      64,708,000

Expenses:
   Operating expenses                              4,516,264      12,288,306            --           16,804,570      28,116,000
   General and administrative                        491,009            --           372,897  (C)       863,906       1,636,000
   Franchise fees (Residence Inn System Fee)         400,888       1,055,127            --            1,456,015       2,457,000
   Management fees                                   208,736         551,298            --              760,034       1,281,000
   Permits, Licenses & Lease Payments                   --           128,688            --              128,688            --
   Chain Services                                    233,643         552,449            --              786,092            --
   Incentive management fees                         265,305         841,983            --            1,107,288       3,375,000
   Taxes, insurance and other                        552,734       1,322,418            --            1,875,152       5,807,000
   Depreciation of real estate owned               1,084,933            --         2,019,336  (D)     3,104,269       6,479,000
                                                                                                           --
   Interest                                        1,371,540            --         2,868,745  (E)     4,240,285      10,152,000
                                                                                                           --
                                             --------------------------------------------------------------------------------------
Total expenses                                     9,125,052      16,740,269       5,260,978         31,126,299      59,303,000

Income tax expense                                      --              --              --    (F)          --              --
                                             --------------------------------------------------------------------------------------
Net income                                     $   3,316,719   $  10,824,649   $  (7,088,646)         7,052,722   $   5,405,000
                                             ======================================================================================
Earnings per common share:
   Basic and Diluted                           $        0.52                                      $        0.75
                                             ===============                                      =============
Basic and diluted weighted average common
    shares outstanding                            6,334,168                        3,038,590  (G)     9,372,758
                                             ===============                                      =============

                                                          Pro Forma           Total
                                                         Adjustments        Pro Forma
                                                       --------------------------------
Revenue:
   Suite revenue                                               --         $  99,010,190
   Other operating revenue                                     --             3,035,493
   Interest income                                     $   (664,000)(B)         177,337
                                                       --------------------------------
Total revenue                                              (664,000)        102,223,020

Expenses:
   Operating expenses                                                        44,920,570
   General and administrative                            (1,636,000)(C)       1,304,743
                                                            440,837 (D)
   Franchise fees (Residence Inn System Fee)                   --             3,913,015
   Management fees                                             --             2,041,034
   Permits, Licenses & Lease Payments                          --               128,688
   Chain Services                                              --               786,092
   Incentive management fees                                   --             4,482,288
   Taxes, insurance and other                                  --             7,682,152
   Depreciation of real estate owned                     (6,479,000)(E)       6,111,234
                                                          3,006,965 (F)
   Interest                                             (10,152,000)(G)      13,610,970
                                                          9,370,685 (H)
                                                       --------------------------------
Total expenses                                           (5,448,514)         84,980,786

Income tax expense                                             --   (I)            --
                                                       --------------------------------
Net income                                             $  4,784,514       $  17,242,234
                                                       ================================
Earnings per common share:
   Basic and Diluted                                                      $        1.15
                                                                          =============
Basic and diluted weighted average common
    shares outstanding                                    5,603,630 (J)      14,976,388
                                                                        =============

                                       15

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited) for Residence Inn III LLC:

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at January 1, 2001 for the respective periods prior to acquisition by the Company in September 2001.
(B) Represents the elimination of the interest income recorded on the $47 million promissory note with Crestline, as the note receivable was used to purchase the Partnership.
(C) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company of $814,377 and $372,896 for the year ended December 31, 2000, and the period ended December 31, 2001, respectively.
(D) Represents the depreciation on the hotels acquired based on the purchase price allocation of $98 million to depreciable property. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(E) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.08% on the mortgage debt of $53 million.
(F) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.
(G) Represents the number of shares assuming Residence Inn III LLC was acquired at the beginning of the period presented.

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited) for Marriott Residence Inn Limited Partnership:

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the Partnership was owned by the Company on January 1, 2001.
(B) Represents the elimination of historical interest income recorded by the prior owner.
(C) Represents the elimination of the historical general and administrative expense allocated to the hotels by the prior owner, which will not be incurred by the Company. The amount indicated for general and administratice expense of $1,636,000 was extracted from the Partnerships historcal statement based on an estimate.
(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company of $330,628 for the year ended December 31, 2001.
(E) Represents the elimination of the historical depreciation expense recorded by the prior owner.
(F) Represents the depreciation on the hotels acquired based on the purchase price allocation. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(G) Represents the elimination of the historical interest expense recorded by the prior owner.
(H) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.6% on the mortgage debt of $70.9 million and 15.6% on the mortgage debt of $20.7 million.
(I) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.
(J) Represents additional common shares assuming the Partnership was acquired at the beginning of the period presented.

c.  Exhibits

Exhibit                          Description
-------                          -----------

2.1 Agreement and Plan of Merger dated as of November 28, 2001 by and between Apple Hospitality Two, Inc., Marriott Residence Inn Limited Partnership, AHT Res Acquisition, L.P. and RIBM One LLC. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

2.2 Certificate of Merger dated March 28, 2002 (with effective date of March 29, 2002) for merger of AHT Res Acquisition, L.P. with and into Marriott Residence Inn Limited Partnership. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

4.1 First Amendment to Loan Agreement dated as of April 23, 1996 by and between Marriott Residence Inn Limited Partnership (Borrower) and German American Capital Corporation (Lender) (Incorporated by reference to Exhibit 10.1 to Annual Report of Marriott Residence Inn Limited Partnership on Form 10-K filed on January 23, 1998; SEC File No. 033-20022).

4.2 Loan Agreement dated as of October 10, 1995 by and between Marriott Residence Inn Limited Partnership (Borrower) and German American Capital Corporation (Lender) (Incorporated by reference to Exhibit 10.2 to Annual Report of Marriott Residence Inn Limited Partnership on Form 10-K filed on January 23, 1998; SEC File No. 033-20022).

4.3 Indemnity Agreement dated October 10, 1995 by Marriott Residence Inn Limited Partnership (Borrower) and RIBM One Corporation (collectively, the Indemnitors) in favor of German American Capital Corporation (Lender) (Incorporated by reference to Exhibit 10.3 to Annual Report of Marriott Residence Inn Limited Partnership on Form 10-K filed on January 23, 1998; SEC File No. 033-20022).

4.4 Four Party Agreement dated as of October 10, 1995 by and among Marriott Residence Inn Limited Partnership (Borrower), German American Capital Corporation (Senior Lender), Starwood Mezzanine Investors, L.P. (Subordinate Lender) and Residence Inn by Marriott, Inc. (Manager) (Incorporated by reference to Exhibit 10.4 to Annual Report of Marriott Residence Inn Limited Partnership on Form 10-K filed on January 23, 1998; SEC File No. 033-20022).

4.5 Loan Agreement dated as of October 10, 1995 by and between Marriott Residence Inn Limited Partnership (Borrower) and Starwood Mezzanine Investors, L.P. (Lender) (Incorporated by reference to Exhibit 10.5 to Annual Report of Marriott Residence Inn Limited Partnership on Form 10-K filed on January 23, 1998; SEC File No. 033-20022).

4.6 Loan Agreement dated as of April 20, 1988 by and between Marriott Residence Inn Limited Partnership and The Sanwa Bank Limited (Incorporated by reference to Exhibit 10.6 to Annual Report of Marriott Residence Inn Limited Partnership on Form 10-K filed on January 23, 1998; SEC File No. 033-20022).

4.7 Loan Modification Agreement dated as of March 29, 2002 by and among Marriott Residence Inn Limited Partnership, AHT Res I GP, Inc., AHM Res I Limited Partnership and LaSalle Bank National Association, as Trustee for Mortgage Pass-Through Certificates Series 1996-2. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

4.8 Loan Modification Agreement dated as of March 29, 2002 by and among Marriott Residence Inn Limited Partnership, AHT Res I GP, Inc., AHM Res I Limited Partnership and LaSalle Bank National Association, as Indenture Trustee for the benefit of the Holders of iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

4.9 Security Agreement dated as of March 29, 2002 by and between AHM Res I Limited Partnership and LaSalle Bank National Association, as Trustee for Mortgage Pass-Through Certificates Series 1996-2. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

4.10 Security Agreement dated as of March 29, 2002 by and between AHM Res I Limited Partnership and LaSalle Bank National Association, as Indenture Trustee for the benefit of the Holders of iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

4.11 First Amendment to Four Party Agreement dated as of March 29, 2002 by and between Marriott Residence Inn Limited Partnership, Residence Inn by Marriott, Inc., AHM Res I Limited Partnership, LaSalle Bank National Association, as Trustee for Mortgage Pass-Through Certificates Series 1996-2, and LaSalle Bank National Association, as Indenture Trustee for the benefit of the Holders of iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

4.12 Ratification and First Amendment to Intercreditor Agreement dated as of March 29, 2002 by and between Marriott Residence Inn Limited Partnership, LaSalle Bank National Association, as Trustee for Mortgage Pass-Through Certificates Series 1996-2, and LaSalle Bank National Association, as Indenture Trustee for the benefit of the Holders of iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

10.1 Consent to Merger dated as of March 29, 2002 by and between Marriott Residence Inn Limited Partnership, AHT Res I GP, Inc., RIBM One LLC, AHM Res I Limited Partnership and LaSalle Bank National Association, as Trustee for Mortgage Pass-Through Certificates Series 1996-2. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

10.2 Consent to Merger dated as of March 29, 2002 by and between Marriott Residence Inn Limited Partnership, AHT Res I GP, Inc., RIBM One LLC, AHM Res I Limited Partnership and LaSalle Bank National Association, as Indenture Trustee for the benefit of the Holders of iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

10.3 Amendment and Restatement of Management Agreement dated as of March 29, 2002 by and between Residence Inn by Marriott, Inc. and AHM Res I Limited Partnership. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

10.4 Master Hotel Lease Agreement dated as of March 29, 2002 by and between Marriott Residence Inn Limited Partnership and AHM Res I Limited Partnership. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

10.5 Owner Agreement dated as of March 29, 2002 by and between Marriott Residence Inn Limited Partnership, AHM Res I Limited Partnership and Residence Inn By Marriott, Inc. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

10.6 Amended and Restated Limited Partnership Agreement of Marriott Residence Inn Limited Partnership (a subsidiary of registrant owning real property). (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

10.7 Limited Partnership Agreement of AHM Res I Limited Partnership (a subsidiary of registrant leasing real property). (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

10.8 Limited Liability Company Operating Agreement of Residence Inn III LLC (a subsidiary of registrant owning real property). (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

10.9 Amendment to Limited Liability Company Operating Agreement of Residence Inn III LLC. (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

99 Confirmation of Receipt of Assurances from Arthur Andersen LLP (provided in accordance with SEC Release No. 34-45590 (effective March 18, 2002)). (Incorporated by reference to Exhibit of the same number to Current Report on Form 8-K filed on April 15, 2002; SEC File No. 333-53984).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Apple Hospitality Two, Inc.



                                     By:    /s/  Glade M. Knight
                                          -------------------------------
                                            Glade M. Knight, President


                                     April 18, 2002